Investor Presentation – September 2018 Exhibit 99.1

Disclaimer 242, 242, 242 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” "will," “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, our continued ability to source new investments, risks associated with using debt and equity financing to fund our business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common shares, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in our filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investment Highlights

Highlight	Metrics
Newly Assembled Portfolio with Long Duration Leases is Devoid of Legacy Issues and At-Risk Sectors	**14.1 Years** of Weighted Average Lease Term (WALT)[1]; **15** Focused Industries
Experienced Management Team with Track Record of Growing and Managing Public Net Lease Businesses to Significant Scale	**48+ Years** of Collective Net Lease Experience
Smaller-Scale, Single-Tenant Properties Leased to Service-Oriented and Experienced-Based Businesses	**90.0%** Service and Experiential Cash ABR[1]; **$2.0mm** Average Investment Per Property
Origination Platform Generates Attractive Growth via Sale-Leaseback Transactions with Middle-Market Companies	**82.5%** Internally-Originated Sale-Leasebacks[1,2]; **$123mm** Average Quarterly Investment Activity[3]
Balance Sheet Positioned to Fund New Investment Activity While Maintaining Conservative Long-Term Leverage Profile	**~$426mm** of Liquidity[4]; **3.9x** Proforma Net Debt / Annualized Adj. EBITDA[5]

1. Based on cash ABR as of August 31, 2018.
2. Percentage of portfolio cash ABR that was attributable to internally originated sale-leaseback transactions, exclusive of GE Seed Portfolio.
3. Since inception on June 16, 2016. Average quarterly investment activity represents the trailing eight quarter average through June 30, 2018.
4. Includes cash and cash equivalents and restricted cash deposits held for the benefit of lenders as of August 31, 2018, additional net investment activity through September 5, 2018, and a $300M undrawn and fully available unsecured credit facility.
5. Pro forma adjustments have been made to 2Q'2018 quarter-end to reflect the impact of the partial exercise of the underwriters' overallotment option from the IPO. On July 24, 2018, the underwriters completed the exercise of this option, and we issued 2,772,191 shares of common stock for proceeds of $36.5 million, net of underwriters discounts. Please see the Glossary at the end of the presentation for additional details.

2

ESSENTIAL PROPERTIES

Experienced and Proven Management Team Pete Mavoides President & CEO +20 years of experience in the single-tenant net lease industry and has overseen $4 billion of aggregate acquisitions Previously served as President and Chief Operating Officer of Spirit Realty Capital (SRC) and was there from September 2011 to February 2015 Helped transition SRC from a privately-held company with $3.2 billion of total assets to a public company with $8.0 billion of total assets Prior to SRC, served as President and Chief Executive Officer of Sovereign Investment Company and was there from May 2003 to January 2011 Gregg Seibert Executive Vice President & COO +23 years experience in the single-tenant net lease industry Previously served as Executive Vice President and Chief Investment Officer of SRC and was there from September 2003 to May 2016 Helped establish and implement SRC’s investment sourcing, tenant underwriting, asset management and capital markets activities Prior to SRC, held positions as Vice President and Senior Vice President of Underwriting and Research as well as Senior Vice President of Acquisitions at Franchise Finance Corporation of America (FFCA) 242, 242, 242 Hillary Hai CFO & Senior Vice President Previously served as Vice President and Director of Investments at SRC and was there from January 2013 to April 2016 At SRC, underwrote and closed $1 billion of transactions Prior to SRC, worked at Lowe Enterprises Investors, a real estate investment firm, as an analyst Graduated with a BA from the University of California Los Angeles and obtained an MBA from the University of Michigan Dan Donlan Senior Vice President & Head of Capital Markets +12 years covering the single-tenant net lease REIT sector as a sell-side equity research analyst Previously worked at Ladenburg Thalmann & Co. as a Managing Director and senior REIT analyst Prior to Ladenburg, served as Vice President and senior REIT analyst at Janney Capital Markets Before Janney, was an associate analyst at BB&T Capital Markets Graduated with a BBA from the University of Notre Dame Senior Management has over 48+ years of collective experience managing and investing in net lease real estate

Our Investment Strategy Captures Identified Market Opportunities Per Rosen Consulting Group. 242, 242, 242 Service-Oriented & Experience-Based Industries Sale-Leaseback Transactions with Middle-Market Tenants Smaller-Scale Net Leased Properties E-commerce resistant Profit centers essential to tenant’s operations Customers must visit to receive service/experience Maximize lease term Ensure stringent financial reporting Include contractual rent increases Increase diversification Limit institutional competition Greater alternative uses of our asset base Limited competition from institutional investors for smaller-scale net leased properties Access to growth capital for middle-market businesses is limited Service-oriented and experience-based businesses are increasing store count With $1.5 to $2.0 trillion of U.S. real estate estimated to be held by corporate owner-occupiers, the addressable sale-leaseback market is both fragmented and vast in nature1

Building Essential Properties 242, 242, 242 Our History Cumulative Acquisition Volume1 Partnered with Eldridge Industries to provide capital solutions to middle-market tenants Early 2016 Jun 2016 Aug 2016 Dec 2016 Jan 2017 Feb 2017 Jul 2017 Jun 2018 Mar 2016 Commenced investment activities with a $280 million portfolio acquisition of 262 net lease properties, consisting primarily of restaurants, that were sold as part of the liquidation of GE Capital, also known as the “GE Seed Portfolio” Closed on inaugural master funding ABS bonds, issuing $281 million of investment grade rated mortgage notes SCF Realty separates from Stonebriar to create Essential Properties SCF Realty created as a subsidiary of Stonebriar Commercial Finance Began core investing activities and closed first sale-leaseback transaction Cumulative acquisition volume reaches $458 million Closed second master funding ABS bonds, issuing $248 million of investment grade rated mortgage notes ($mm) Includes transaction costs, lease incentives and amounts funded for construction in progress. Between July 1, 2018 and September 5, 2018, the Company completed acquisitions with an aggregate purchase price of $76.9 million, including transaction costs. Completed IPO of 32.5 million shares of common stock for total gross proceeds of $455 million. Concurrent with the IPO, received an additional $125 million from Eldridge Industries in private placements of common stock and OP units Sept 2018 Cumulative acquisition volume reaches $1.35 billion as of September 5, 2018 We have achieved over $1.- billion of acquisition volume over a two-year period by deploying a differentiated origination strategy while maintaining disciplined underwriting and asset management standards Management’s long standing industry relationships have allowed the portfolio to scale rapidly with a selective and focused approach towards investing in granular net lease assets primarily through sale-leaseback transactions

New Vintage Portfolio is Focused on Select Industries Our portfolio is the result of a disciplined adherence to investing in properties leased to service-oriented and experienced-based businesses with unit-level reporting 242, 242, 242 Investment Properties (#)1 621 Square Footage (MM) 5.2 Tenants (#) 140 Industries (#) 15 States (#) 41 Weighted Average Remaining Lease Term (Years) 14.1 Master Leases (% of Cash ABR) 67.1% Sale-Leaseback (% of Cash ABR)2 82.5% Unit-Level Rent Coverage 2.8x Unit-Level Financial Reporting (% of Cash ABR) 97.5% Occupancy (%) 99.5% Top 10 Tenants (% of Cash ABR) 36.8% Average Investment Per Property ($MM) $2.0 Average Transaction Size ($MM)2 $8.1 Includes one land parcel and 11 properties that secure a mortgage note receivable. Exclusive of GE Seed Portfolio. Portfolio Highlights August 31, 2018 Tenant Industry Diversification E-commerce resistant: 90% of cash ABR comes from service-oriented and experience-based tenants 14 year WALT limits immediate-term cash flow erosion: Less than 3% of our cash ABR expires in next five years Highly transparent with no legacy issues: 97.5% unit-level reporting, investment program started in June 2016

Top 10 Tenant Concentration Essential has 140 tenants across 621 properties with the top 10 representing 188 properties and 36.8% of cash ABR 242, 242, 242 Top 10 Tenants Properties % of Cash ABR1 76 5.6% 5 4.7% 13 4.4% 15 4.0% 5 3.7% 13 3.3% 26 3.1% 3 2.8% 19 2.8% 13 2.6% Top 10 Tenants 188 36.8% Total 621 100.0% Top 10 Tenant Exposure Represents annualized contractually specified cash base rent in effect on August 31, 2018 for all of our leases (including those accounted for as direct financing leases) commenced as of that date. Includes rental income from four sites under construction.

242, 242, 242 Net Lease Risk Factor Essential Properties Mitigation Challenged Retail Categories No exposure to big-box apparel, electronics, sporting goods or other soft goods retailers At-Risk Retail Categories No exposure to pharmacy or discount retailers; de minimis exposure to grocers Asset Concentration No large office, manufacturing or high-dollar special-purpose properties; primarily target smaller asset size (average investment per property of $2.0 million) in service-based and experience-oriented industries Tenant Concentration No single tenant represented more than 5.6% of cash ABR1 Industry Concentration Focus on 12-15 industries allows balance of deep industry expertise and diversification, while avoiding at-risk categories Opaque Credit Deterioration 97.5% of leases1 obligate tenant to provide unit-level financial reporting Lack of Organic Revenue Growth Primarily internally originated sale-leaseback transactions (82.5% of cash ABR1,2) with contractual base rent escalation (96.3% of leases1 provide for increases) Low Rent Recapture at Expiration/Default Focus on high-quality, well-located real estate with alternative uses Based on cash ABR as of August 31, 2018. Exclusive of GE Seed Portfolio. Built to Mitigate Sector Risk Factors The Company has purposefully developed business practices and constructed a portfolio designed to mitigate key identifiable risk factors

Disciplined Underwriting Leading to Healthy Portfolio Metrics 97.5% of unit-level reporting provides (near) real-time tenant visibility 242, 242, 242 Tenant Financial Reporting Unit-Level Coverage2 Tranches Long Weighted Remaining Lease Term Healthy Rent Coverage Ratios1 Note: ‘NR’ means not reported. The chart illustrates the portions of annualized base rent as of August 31, 2018 attributable to leases with tenants having specified implied credit ratings based on their Moody’s RiskCalc scores. Moody’s equates the EDF scores generated using RiskCalc with a corresponding credit rating. Certain tenants, whose leases do not require unit-level financial reporting, provide the Company with unit-level financial information. The data shown includes unit-level coverage for these leases. Tenant Financial Reporting Requirements % of Cash ABR Unit-Level Financial Information 97.5% Corporate-Level Financial Reporting 98.9% Both Unit-Level and Corporate-Level Financial Information 97.1% No Financial Information 1.1% Only ~1.4% of cash ABR has less than 1.5x coverage and an implied credit rating lower than B+ Over the next ten years only ~0.5% of our expiring cash ABR has a rent coverage ratio of less than 1.5x

Established and Proven Investment Infrastructure

Scalable platform allows for consistent and attractive investment activity without sacrificing our rigorous underwriting standards and narrowed investment focus

Investment activity has **averaged $123.2MM per quarter** over the last eight quarters as of 2Q'2018



Investment Activity ($000s)
$240,000
$200,000
$160,000
$120,000
$80,000
$40,000
$0
$60,249
$112,514
$143,779
$91,526
$138,653
$160,366
$64,098
$214,427
$76,932

Acquisitions	3Q 2016	4Q 2016	1Q 2017	2Q 2017	3Q 2017	4Q 2017	1Q 2018	2Q 2018	3Q 2018[5]
Number of Transactions	4	11	12	11	18	21	16	23	15
Property Count	28	62	35	37	50	90	28	86	38
Avg. Investment per Unit (in 000s)	$2,152	$1,815	$4,108	$2,474	$2,728	$1,742	$2,195	$2,493	$1,888
Cash Cap Rates[1]	7.3%	7.3%	7.5%	7.6%	7.6%	7.7%	7.8%	7.6%	7.6%
GAAP Cap Rates[2]	8.2%	8.3%	8.7%	8.9%	8.9%	8.7%	8.3%	8.7%	8.3%
Master Lease %[3]	85%	47%	83%	71%	73%	65%	33%	85%	58%
Sale-Leaseback %[3]	100%	66%	86%	76%	94%	75%	68%	90%	72%
% of Financial Reporting[3]	100%	100%	100%	100%	98%	100%	100%	97%[4]	100%
Rent Coverage Ratio	2.9x	2.8x	3.1x	4.0x	2.8x	3.1x	2.3x	2.4x	2.6x
Lease Term Years	16.8	17.3	17.0	17.3	18.0	15.5	14.1	17.2	15.0

Note: Exclusive of GE Seed Portfolio and nine additional properties that were acquired from GE Capital for $5.7 million.
1. Annualized contractually specified cash base rent for the first full month after the investment divided by the purchase price for the property.
2. GAAP rent for the first twelve months after the investment divided by the purchase price for the property.
3. As a percentage of cash annualized base rent.
4. The Company purchased four properties with no unit-level reporting per the lease; however, the Company was able to receive financials due to an existing relationship with the tenant
5. Closed investment activity for 3Q'2018 as of September 5, 2018. Includes a mortgage loan secured by nine properties that automatically converts to a 20 year master lease in 2019.

10

ESSENTIAL PROPERTIES

Active Asset Management

Each property is regularly reviewed for changes in business performance, tenant credit and real estate fundamentals

Selective Dispositions Criteria Enables Proactive Management to Maximize Risk-Adjusted Returns

- Remaining lease term
- Credit profile
- In-place rents vs. market
- Current and projected rent coverage
- Lease structure (master leases vs. single asset)
- Alternative use
- Industry health
- Tenant / industry concentration



Disposition Volume ($000s)[1]
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$628
$15,848
$5,057
$11,393
$20,193
$16,983
$7,721
$13,780
$19,018

Dispositions	3Q 2016	4Q 2016	1Q 2017	2Q 2017	3Q 2017	4Q 2017	1Q 2018	2Q 2018	3Q 2018[6]
Realized Gain/(Loss)[2]	(2.4%)	4.8%	(0.8%)	8.9%	10.2%	15.9%	(1.7%)	9.7%[3]	(0.4%)
Cash Cap Rate on Leased Assets[4]	-- %	6.2%	6.5%	6.5%	6.1%	6.4%	6.7%	7.1%[3]	6.8%
Leased Properties Sold[5]	0	11	3	6	8	9	5	8	16
Vacant Properties Sold[5]	2	4	4	8	6	3	1	2	1

Since inception, we have sold 97 properties **at weighted average cash cap rate of 6.5%** for $110.6 million in net sales proceeds and a 6.8% realized gain[2]

1. Net of transaction costs.
2. Gains/(losses) based on our aggregate allocated purchase price. Excludes sales of undeveloped land parcels.
3. Excludes an asset sold pursuant to an existing tenant purchase option.
4. Annualized contractually specified cash base rent at time of sale divided by gross sale price (excluding transaction costs) for the property.
5. Property count excludes sales of undeveloped land parcels and dispositions in which only a portion of the owned parcel is sold.
6. Closed disposition volume for 3Q'2018 as of September 5, 2018.

11

ESSENTIAL PROPERTIES

Growth Oriented Balance Sheet Supported by Scalable Infrastructure $1.4 Billion Total Capitalization1,2 Selected Credit Ratios 242, 242, 242 Pro forma for the impact of the partial exercise of the underwriters' overallotment option in the IPO. On July 24, 2018, the underwriters completed the exercise of this option and we issued 2,772,191 shares of common stock for proceeds of $36.5 million, net of underwriters discounts. Stock price of $14.26 as of August 31, 2018. Stock price of $13.54 as of June 30, 2018. Debt balance as of June 30, 2018. Cash and cash equivalents balance as of August 31, 2018, which is then adjusted for net investment activity through September 5, 2018. Includes the impact of restricted cash deposits held for the benefit of lenders. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $300 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million. ($mm) We have approximately $426 million of capital capacity to fund future investment activity Pro Forma Intra Qtr   2Q 20181,3 3Q 20182,4 Net Debt / Total Enterprise Value 28.7% 30.5% Net Debt / Annualized EBITDAre 4.7x -- Net Debt / Adjusted Annualized EBITDAre 3.9x -- Liquidity Profile Pro Forma Intra Qtr ($ in millions) 2Q 20181 3Q 20184 Cash & Cash Equivalents5 $140 $133 Cash Received - Overallotment Option 36 -- Net Investment Activity -- (7) Cash & Cash Equivalents $176 $126 Revolving Credit Facility - Committed6 $300 $300 Balance Outstanding -- -- Revolving Credit Facility - Availability $300 $300 Total Liquidity $476 $426 Long-Term Leverage Target: <6.0x Net Debt-to-Annualized EBITDAre Common Equity – 63% Debt – 37%

Debt Structure Allows for Capital Flexibility Embedded Prepayment Option: We have the ability to retire all Master Trust Funding notes and release the associated collateral without payment of a make-whole amount after November 2021 Debt Maturity Schedule1,2 242, 242, 242 Maturity figures for our secured debt are based off of our anticipated repayment schedule. The Series 2016-1 notes mature in November 2046 but have an anticipated repayment date of November 2021. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024.The Series 2016-1 notes can be prepaid without penalty starting on November 26, 2019. The Series 2017-1 notes can be prepaid without penalty starting on November 26, 2021. We have no major debt maturities until 2021 at which point we can unencumber the entire portfolio Series 2016-1 Notes Series 2017-1 Notes The Series 2016-1 notes: Anticipated repayment date is November 2021, but the notes can be prepaid without penalty starting on November 26, 2019. The weighted average interest rate is 4.51%. The Series 2017-1 notes: Anticipated repayment date is June 2024, but the notes can be prepaid without penalty starting on November 26, 2021. The weighted average interest rate is 4.16%.

Recent Developments & Upcoming Events 242, 242, 242 Recent Developments Since IPO: Management has continued to grow and actively manage its portfolio and improve its disclosure and transparency Early August: Reported our first quarter (2Q’2018) and held our first conference call as a publicly traded company Published a financial supplement with comprehensive financial and portfolio disclosure Closed on ~$214 million of investments in 2Q’2018 vs. our forecast of $207 million Added three high-quality middle market tenants via sale-leaseback transactions to our top 10 tenants: pre-school operator, Malvern Schools; convenience store operator, R-Stores, and gym operator, Latitude Fitness Mid-August: Various insider purchases from EPRT board members and senior management As of September 5th: Continued to scale portfolio by investing $76.9M into high-quality investments Transaction metrics1: 38 properties, 7.6% cash cap rate, 1.8% weighted average annual rent bumps, 15.0 years of remaining lease term, and rent coverage ratio of 2.6x As of September 5th: Disposed of 17 properties for $19.9 million Transaction metrics2: 16 properties, 6.8% cash cap rate, and less than 1.8x rent coverage ratio September 5th: Announced $0.21/sh dividend for 3Q’2018 and $0.014/sh stub dividend for 2Q’2018 Upcoming Events September 21st: Inclusion into the Russell 2000, Russell 3000, and three FTSE NAREIT indices Mid-September – December: Non-deal roadshows to various cities, BAML Global REIT conference, NAREIT REITWorld conference, and Global Mizuho Investor conference Closed investment activity for 3Q’2018 as of September 5, 2018. Includes a mortgage loan secured by nine properties that automatically converts to a 20 year master lease in 2019. Closed disposition activity for 3Q’2018 as of September 5, 2018. Metrics are only given for leased properties. Essential has a pro-active approach towards disclosure and engagement with shareholders

Differentiated Net Lease Investment Opportunity

Essential has compelling portfolio metrics and fundamentals

✓ Service-Oriented & Experience-Based Tenant Profile (% of ABR)



Total Number of Tenant Industries[1]
2 1 11 15 37 105 37 48 43 20
100% 100% 100% 90% 71% 66% 52% 50% 37% 29%
FCPT
Getty Realty
STORE
SPIRIT
VEREIT

✓ Long Weighted Average Remaining Lease Term



% ABR Expiring Through 2022
3% 3% 9% <1% 16% 13% 12% 20% 21% 23%
14 ~ 14 13 13 12 11 10 10 9 9
STORE
FCPT
Getty Realty
SPIRIT
VEREIT

✓ Smaller-Scale Net Leased Properties

(Average Investment per Property ($mm))



$1.2 $2.0 $2.7 $2.9 $3.0 $3.0 $3.2 $3.4 $3.9 $16.8
Getty Realty
FCPT
STORE
SPIRIT
VEREIT

✓ Strong Unit-Level Coverage[2]



% Unit-Level Financial Reporting[3]
97% 31% 53% 97% 42% 97% NR NR NR NR
4.7x 3.1x 2.9x 2.8x 2.7x 2.5x 1.9x 1.8x NR NR
FCPT
SPIRIT
STORE
Getty Realty
VEREIT

Source: Public filings.

Note: Essential Properties data as of June 30, 2018. Public net lease REIT data as of most recent reported quarter. 'NR' means not reported. Companies may define service-oriented and experienced-based tenants differently, may calculate weighted average remaining lease term differently, may calculate unit-level coverage differently (including peers on a mean or median basis with EPRT representing a weighted average) and may calculate the percentage of their tenants reporting differently than EPRT. Accordingly, such data for these companies and EPRT may not be comparable.

1. Designations entitled "other" are counted as one industry, even though the "other" segment could represent multiple industries.
2. EPRT, GTY, NNN, O, SRC and STOR coverage based on four-wall; EPR and FCPT coverage based on EBITDAR.
3. NNN receives unit-level financials on 79% of tenants by ABR, but only discloses weighted average rent coverage for tenants that represent more than 2% of ABR. O receives unit-level financials on ~65% of retail tenants by ABR, which account for ~81% of total portfolio ABR.

15 ESSENTIAL PROPERTIES

Public Net Lease REIT Benchmarking

Attractive relative valuation persists despite our favorable portfolio metrics and low leverage

Implied Nominal Cap Rate[1]

Premium/(Discount) to SNL Mean NAV per Share[2]									
12%	18%	20%	12%	16%	10%	(1%)	11%	(9%)	(4%)


5.1%
5.2%
5.2%
5.7%
6.2%
6.5%
6.8%
7.0%
7.1%
7.2%
FCPT
VEREIT

2019E AFFO per Share Multiple[3]


19.0x
18.9x
17.7x
16.7x
16.6x
15.2x
13.2x
12.9x
12.3x
11.0x
FCPT
VEREIT

Dividend Yield[4]


3.8%
4.1%
4.3%
4.3%
4.4%
4.5%
5.9%
6.0%
6.2%
7.0%
FCPT
VEREIT

Leverage

(Net Debt plus Preferred-to-Adjusted Annualized EBITDAre[5])


3.9x
4.0x
4.3x
4.4x
5.4x
5.5x
5.6x
5.8x
6.3x
6.6x
FCPT
VEREIT

Source: Public filings, FactSet and SNL.

Note: Market data as of August 31, 2018. Companies may define adjusted cash NOI and adjusted annualized EBITDAre differently. Accordingly, such data for these companies and EPRT may not be comparable.

1. Implied nominal cap rate calculated based on adjusted cash NOI for three months ended June 30, 2018, as adjusted for subsequent events, annualized.
2. Premium/(discount) to SNL mean NAV per share calculated based on current price per share and mean NAV per share estimate per SNL.
3. 2019E AFFO per share multiple calculated based on current price per share and mean 2019E AFFO per share estimate per FactSet.
4. Dividend yield calculated based on current price per share and declared dividend per share, annualized, for the most recent quarter. We intend to make a pro rata distribution with respect to the period commencing upon the completion of our IPO and ending on September 30, 2018, based on a distribution rate of $0.21 per share of common stock for a full quarter. On an annualized basis, this would be $0.84 per share of common stock.
5. Adjusted annualized EBITDAR of public net lease REITs is for the three months ended June 30, 2018, as adjusted for subsequent events. ADC, EPR, EPRT and STOR include adjustments for intra-quarter acquisition and disposition activity.

16

ESSENTIAL PROPERTIES

Investment Highlights

Newly Assembled Portfolio with Long Duration Leases is Devoid of Legacy Issues and At-Risk Sectors	14.1 Years of Weighted Average Lease Term (WALT)[1]; 15 Focused Industries
Experienced Management Team with Track Record of Growing and Managing Public Net Lease Businesses to Significant Scale	48+ Years of Collective Net Lease Experience
Smaller-Scale, Single-Tenant Properties Leased to Service-Oriented and Experienced-Based Businesses	90.0% Service and Experiential Cash ABR[1]; \$2.0mm Average Investment Per Property
Origination Platform Generates Attractive Growth via Sale-Leaseback Transactions with Middle-Market Companies	82.5% Internally-Originated Sale-Leasebacks[1,2]; \$123mm Average Quarterly Investment Activity[3]
Balance Sheet Positioned to Fund New Investment Activity While Maintaining Conservative Long-Term Leverage Profile	~\$426mm of Liquidity[4]; 3.9x Proforma Net Debt / Annualized Adj. EBITDA[5]

1. Based on cash ABR as of August 31, 2018.
2. Percentage of portfolio cash ABR that was attributable to internally originated sale-leaseback transactions, exclusive of GE Seed Portfolio.
3. Since inception on June 16, 2016. Average quarterly investment activity represents the trailing eight quarter average through June 30, 2018.
4. Includes cash and cash equivalents and restricted cash deposits held for the benefit of lenders as of August 31, 2018, additional net investment activity through September 5, 2018, and a \$300M undrawn and fully available unsecured credit facility.
5. Pro forma adjustments have been made to 2Q'2018 quarter-end to reflect the impact of the partial exercise of the underwriters' overallotment option from the IPO. On July 24, 2018, the underwriters completed the exercise of this option, and we issued 2,772,191 shares of common stock for proceeds of \$36.5 million, net of underwriters discounts. Please see the Glossary at the end of the presentation for additional details.

17 ESSENTIAL PROPERTIES

Appendix

Seek to be the Capital Provider of Choice Maintain direct relationships with our tenants and actively seek to leverage our tenant relationships to identify new investment opportunities 242, 242, 242 Relationship-Based Sourcing Percentage of portfolio cash ABR as of August 31, 2018 that was acquired from parties who previously engaged in one or more transaction with a member of the senior management team. Exclusive of GE Seed Portfolio. Percentage of portfolio cash ABR as of August 31, 2018 that was attributable to internally originated sale-leaseback transactions. Exclusive of GE Seed Portfolio. Repeat Business Through Existing Senior Management Relationships1 90.3% Internally Originated Sale-Leaseback Transactions2 82.5% Tenant Relationships 46.8% Underwriting Method Industry View Determine the relevant competitive factors and long-term viability of the industry, avoiding industries subject to long-term functional obsolescence Credit of the Tenant Perform detailed credit reviews of the financial condition of all proposed tenants to determine their financial strength and flexibility Unit-Level Profitability Evaluate the profitability of the business operated at our real estate locations through rent coverage ratios Real Estate Valuation Identify whether the underlying real estate is commercially desirable and suitable for use by different tenants

Fully Integrated and Scalable Platform Hillary Hai CFO Dan Donlan SVP, Capital Markets Gregg Seibert EVP, COO Pete Mavoides CEO, President Director, Acquisitions SVP, Asset Management SVP, Credit Controller Director, Acquisitions Associate, Acquisitions Associate Analyst Closing Associate Asset Mgmt. Associate Staff Accountant Property Accountant Financial Reporting Analyst Lease Administration 242, 242, 242 ORIGINATION ASSET MANAGEMENT ACCOUNTING & FINANCE Associate, Acquisitions Corporate Paralegal

Contractual Base Rent Escalation Provisions Provides source of internal growth and a measure of inflation protection 242, 242, 242 Leases contributing 96.3% of cash ABR2 provided for base rent escalation, generally ranging from 1.0% to 4.0% annually, with a weighted average annual escalation rate of 1.5%, which assumes 0% change in annual CPI. 10.7% of contractual rent escalations by cash ABR are CPI-based, while 85.6% are based on fixed percentage or scheduled increases 71.3% of cash ABR derived from flat leases is attributable to leases that provide for contingent rent based on a percentage of the tenant’s gross sales at the leased property Based on cash ABR as of August 31, 2018. Represents the weighted average annual escalation rate of the entire portfolio as if all escalations occur annually. For leases in which rent escalates by the greater of a stated fixed percentage or CPI, we have assumed an escalation equal to the stated fixed percentage in the lease. As any future increase in CPI is unknowable at this time, we have not included an increase in the rent pursuant to these leases in the weighted average annual escalation rate presented. Lease Escalation Frequency Lease Escalation Type     Weighted Average Lease Escalation Frequency % of Cash ABR Annual Escalation Rate1 Annually 76.7% 1.7% Every 2 years 1.0% 1.0% Every 3 years 0.2% 1.3% Every 4 years 0.8% 0.8% Every 5 years 14.7% 1.1% Other escalation frequencies 2.7% 1.1% Flat 3.8% N/A Total / Weighted Average 100.0% 1.5%

Same-Store Analysis While our same-store portfolio only represents 43.7% of our current portfolio, our same-store growth in 2Q’18 was healthy as compared to our weighted average annual rent escalation of 1.5% 242, 242, 242 Same-Store Portfolio: All properties owned, excluding new sites under construction, for the entire same-store measurement period, which is March 31, 2017, through June 30, 2018. The same-store portfolio for 2Q 2018 is comprised of 314 properties and represents 43.7% of our current portfolio as measured by contractual cash rent divided by our cash ABR at June 30, 2018. Contractual Cash Rent: The amount of cash rent our tenants are contractually obligated to pay per the in-place lease as of June 30, 2018; the calculation excludes the impact of percentage rent. Defined Terms Same-Store Portfolio Performance Contractual Cash Rent ($000s) % Type of Business Q2 2018 Q2 2017 Change Experience $ 442 $ 439 0.6% Retail 1,535 1,512 1.6% Service 7,889 7,734 2.0% N/A - 11 -100.0% Total Same-Store Rent $ 9,867 $ 9,696 1.8% - Property Operating Expense 280 270 4.0% Total Same-Store NOI $ 9,587 $ 9,426 1.7%

Financial Summary Condensed Statement of Operations 242, 242, 242 Includes $0.2 million, $0.5 million, $0.7 million and $0.7 million of contingent rent (based on a percentage of the tenant's gross sales at the leased property) during the three months ended June 30, 2018 and 2017 and the six months ended June 30, 2018 and 2017, respectively.     Three Months Ended June 30,   Six Months Ended June 30, (unaudited, in thousands)   2018   2017   2018   2017 Revenues:                 Rental revenue1   $ 21,548 $ 12,670 $ 41,623 $ 22,678 Interest income on loans and direct financing leases   89   82   159   165 Other revenue   56   565   113   571 Total revenues   21,693   13,317   41,895   23,414 Expenses:                 Interest   8,634   5,160   16,911   8,875 General and administrative   2,987   2,331   6,343   4,275 Property expenses   380   479   727   689 Depreciation and amortization   7,611   4,305   14,079   8,087 Provision for impairment of real estate 907 428 2,756 579 Total expenses   20,519   12,703   40,816   22,505 Income before income tax expense 1,174 614 1,079 909 Income tax expense   87   35   117   42 Income before gain on dispositions of real estate 1,087 579 962 867 Gain on dispositions of real estate, net   2,412   1,468   3,645   1,762 Net income $ 3,499 $ 2,047 $ 4,607 $ 2,629

Financial Summary Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO) 242, 242, 242     Three Months Ended June 30,   Six Months Ended June 30, (unaudited, in thousands)   2018   2017   2018   2017 Net income   $ 3,499   $ 2,047   $ 4,607   $ 2,629 Depreciation and amortization of real estate   7,610   4,304   14,077   8,086 Provision for impairment of real estate   907   428   2,756   579 Gain on dispositions of real estate   (2,412)   (1,468)   (3,645)   (1,762) Funds from Operations   9,604   5,311   17,795   9,532 Adjustments:                 Straight-line rental revenue, net   (1,867)   (1,020)   (3,517)   (1,960) Non-cash interest expense   589   380   1,165   758 Non-cash compensation expense   169   233   347   399 Amortization of market lease-related intangibles   (8)   134   130   143 Amortization of capitalized lease incentives   39   34   77   67 Capitalized interest expense   (83)   (44)   (136)   (75) Transaction costs   18   —   26   — Adjusted Funds from Operations   $ 8,461   $ 5,028   $ 15,887   $ 8,864

Financial Summary Consolidated Balance Sheets 242, 242, 242     June 30, 2018   December 31, 2017 (in thousands, except share, per share, unit and per unit amounts)   (unaudited)   (audited)           ASSETS         Investments:         Real estate investments, at cost:         Land and improvements   $ 355,184   $ 278,985 Building and improvements   748,004   584,385 Lease incentive   2,275   2,275 Construction in progress   11,263   4,076 Intangible lease assets   64,315   62,453 Total real estate investments, at cost   1,181,041   932,174 Less: accumulated depreciation and amortization   (36,310)   (24,825) Total real estate investments, net   1,144,731   907,349 Loans and direct financing lease receivables, net   6,322   2,725 Real estate investments held for sale, net   7,195   4,173 Net investments   1,158,248   914,247 Cash and cash equivalents   131,387   7,250 Restricted cash   8,644   12,180 Straight-line rent receivable, net   9,015   5,498 Prepaid expenses and other assets, net   5,115   3,045 Total assets   $ 1,312,409   $ 942,220           LIABILITIES AND EQUITY         Secured borrowings, net of deferred financing costs   $ 508,821   $ 511,646 Notes payable to related party   —   230,000 Intangible lease liabilities, net   12,152   12,321 Intangible lease liabilities held for sale, net   256   129 Accrued liabilities and other payables   6,736   6,722 Total liabilities   527,965   760,818 Commitments and contingencies   —   — Stockholders' equity:         Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of June 30, 2018   —   — Common stock, $0.01 par value; 500,000,000 authorized; 40,976,901 issued and outstanding as of June 30, 2018   403   — Additional paid-in capital   531,589   — Retained earnings   222   — Members' equity:         Class A units, $1,000 per unit, 83,700 issued and outstanding as of December 31, 2017   —   86,668 Class B units, 8,550 issued, 1,610 vested and outstanding as of December 31, 2017   —   574 Class C units, $1,000 per unit, 91,450 issued and outstanding as of December 31, 2017   —   94,064 Class D Units, 3,000 issued, 600 vested and outstanding as of December 31, 2017   —   96 Total stockholders' / members' equity   532,214   181,402 Non-controlling interests   252,230   — Total equity   784,444   181,402 Total liabilities and equity   $ 1,312,409   $ 942,220

Financial Summary GAAP Reconciliations to EBITDAre, GAAP NOI, Cash NOI and Estimated Run Rate Metrics 242, 242, 242 These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all acquisitions and dispositions of real estate investments made during the three months ended June 30, 2018 had occurred on April 1, 2018.     Three Months Ended (unaudited, in thousands)   June 30, 2018 Net income   $ 3,499 Depreciation and amortization   7,611 Interest expense   8,634 Income tax expense   87 EBITDA   19,831 Provision for impairment of real estate   907 Gain on dispositions of real estate   (2,412) EBITDAre   18,326 Adjustment for current quarter acquisition and disposition activity1   3,379 Adjusted EBITDAre - Current Estimated Run Rate   21,705 General and administrative   2,987 Adjusted net operating income ("NOI")   24,692 Straight-line rental revenue, net1   (2,207) Amortization of market lease-related intangibles   (8) Amortization of capitalized lease incentives   39 Adjusted Cash NOI   $ 22,515       Annualized EBITDAre   $ 73,304 Annualized Adjusted EBITDAre   $ 86,818 Annualized Adjusted NOI   $ 98,766 Annualized Adjusted Cash NOI   $ 90,061

Financial Summary

Market Capitalization, Debt Summary and Leverage Metrics

		June 30, 2018	Rate	Maturity[1]
Secured debt:				
Series 2016-1, Class A	$	257,156	4.45%	3.4 years
Series 2016-1, Class B		17,243	5.43%	3.4 years
Series 2017-1, Class A		228,909	4.10%	6.0 years
Series 2016-1, Class B		15,669	5.11%	6.0 years
Total secured debt		518,977	4.35%	4.6 years
Unsecured debt:				
Revolving credit facility[2]		—	LIBOR plus 1.45% to 2.15%	4.0 years
Total unsecured debt		—		
Gross debt		518,977	4.35%	4.6 years
Less: cash & cash equivalents		(131,387)		
Less: restricted cash deposits held for the benefit of lenders		(8,611)		
Net debt		378,979		
Equity:				
Preferred stock		—		
Common stock & OP units (60,033,453 shares @ $13.54/share as of 6/30/18)[3]		812,853		
Total equity		812,853		
Total enterprise value ("TEV")	$	1,191,832		
Pro forma adjustments to Net Debt and TEV[4]:				
Net debt	$	378,979		
Less: cash received - overallotment option		(36,482)		
Pro forma net debt		342,497		
Total equity		812,853		
Common stock - overallotment option (2,772,191 shares @ $13.54/share as of 6/30/18)		37,535		
Pro forma TEV	$	1,192,885		
Net Debt / TEV		31.8%		
Pro Forma Net Debt / Pro Forma TEV		28.7%		
Net Debt / Annualized EBITDAre		5.2x		
Pro Forma Net Debt / Annualized EBITDAre		4.7x		
Net Debt / Annualized Adjusted EBITDAre		4.4x		
Pro Forma Net Debt / Annualized Adjusted EBITDAre		3.9x		

1. Maturity figures for our secured debt are based off of our anticipated repayment schedule. The Series 2016-1 notes mature in November 2046 but have an anticipated repayment date of November 2021. The Series 2017-1 notes mature in June 2047 but have an anticipated repayment date of June 2024. The Series 2016-1 notes can be prepaid without penalty starting on November 26, 2019. The Series 2017-1 notes can be prepaid without penalty starting on November 26, 2021.
2. Our revolving credit facility provides a maximum aggregate initial original principal amount of up to $300 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
3. Common equity & units as of June 30, 2018, based on 40,976,901 common shares outstanding (including unvested restricted share awards) and 19,056,552 OP units held by non-controlling interests.
4. Pro forma adjustments have been made to reflect the impact of the partial exercise of the underwriters' overallotment option in the IPO. On July 24, 2018, the underwriters completed the exercise of this option and we issued 2,772,191 shares of common stock for proceeds of $36.5 million, net of underwriters discounts.

27

ESSENTIAL PROPERTIES

Glossary Supplemental Reporting Measures 242, 242, 242 FFO and AFFO Our reported results are presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We also disclose funds from operations (“FFO”) and adjusted funds from operations (“AFFO”), both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment writedowns associated with depreciable real estate assets and real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. To derive AFFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, amortization of capitalized lease incentives and above- and below-market lease related intangibles, capitalized interest expense and non-cash compensation. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. FFO and AFFO may not be comparable to similarly titled measures employed by other companies.

Glossary Supplemental Reporting Measures 242, 242, 242 EBITDA and EBITDAre We calculate EBITDA as earnings (GAAP net income) before interest expense, taxes, depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre in all financial reports for periods beginning after December 31, 2017. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. We present EBITDA and EBITDAre as they are measures commonly used in our industry and we believe that these measures are useful to investors and analysts because they provide important supplemental information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDAre are not measurements of financial performance under GAAP, and our EBITDA and EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA and EBITDAre as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Net Debt Net debt represents our gross debt (defined as total debt plus deferred financing costs, net) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. We believe excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, both of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which we believe is a beneficial disclosure to investors and analysts. NOI and Cash NOI NOI and Cash NOI are non-GAAP financial measures used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and amortization of capitalized lease incentives and above- and below-market lease-related intangibles. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis. NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI We adjust EBITDAre, NOI and Cash NOI based on an estimate calculated as if all acquisition and disposition activity that took place during the current quarter had been made on the first day of the quarter. We then annualize these estimates for the current quarter by multiplying them by four, which we believe provides a meaningful estimate of our current run rate for all properties owned as of the end of the current quarter. You should not unduly rely on these metrics as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates for a variety of reasons.

Glossary of Supplemental Reporting Measures Other Terms 242, 242, 242 Cash ABR Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of our leases (including those accounted for as direct financing leases) commenced as of that date, as well as interest on our mortgage loans receivable. Rent Coverage Ratio Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant-reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date. GE Seed Portfolio GE seed portfolio means our acquisition of a portfolio of 262 net leased properties on June 16, 2016, consisting primarily of restaurants, that were being sold as part of the liquidation of General Electric Capital Corporation for an aggregate purchase price of $279.8 million (including transaction costs). GAAP Cap Rate GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after acquisition divided by the purchase price, as applicable, for the property. Cash Cap Rate Cash Cap Rate means annualized contractually specified cash base rent for the first full month after acquisition or disposition divided by the purchase or sale price, as applicable, for the property.